EXHIBIT F-1





                                         February 26, 1998


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Ladies and Gentlemen:

     We have acted as counsel for Energy East Corporation (formerly known as NGE Resources, Inc.), (the "Company") currently a wholly-owned subsidiary of New York State Electric & Gas Corporation ("NYSEG") in connection with the Company's Application on Form U-1, as amended from time to time (the "Application"), filed with the Securities and Exchange Commission (the "Commission") under the Public Utility Holding Company Act of 1935, as amended (the "Act"). As described in the Application, all of the outstanding shares of Common Stock of the Company, which will then be owned by NYSEG, will be canceled and all of the outstanding shares of NYSEG Common Stock will be exchanged on a share-for-share basis for the Company's Common Stock (the "Share Exchange"). Upon consummation of the Share Exchange, each person who owned NYSEG Common Stock immediately prior to the Share Exchange will own a corresponding number of shares and percentage of the outstanding shares of the Company's Common Stock, and the Company will own all of the outstanding shares of NYSEG Common Stock.

     In connection therewith, the Company has filed a Registration Statement on Form S-4, as the same may be amended from time to time (the "Registration Statement"), with the Commission under the Securities Act of 1933, as amended, registering 76,000,000 shares of the Company's Common Stock, with a par value of One Cent ($.01) per share, which are issuable upon the consummation of, and subsequent to, the Share Exchange contemplated by the Agreement and Plan of Share Exchange (the "Plan of Exchange") between the Company and NYSEG filed as Exhibit A to the Proxy Statement and Prospectus which forms a part of the Registration Statement. All capitalized terms not otherwise defined herein have the same meanings as defined in the Registration Statement.

     As counsel to the Company, we are generally familiar with its corporate proceedings and have examined the Application, the Registration Statement and the Plan of Exchange and such other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth. In addition, we have made such other and further investigations as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.
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     In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such latter documents.

     Based on the foregoing and upon such further examination of corporate records and documents and matters of law as we have considered necessary or desirable for the purposes of this opinion, it is our opinion that:

     (a) the Company is validly organized and duly existing under the laws of the State of New York;

     (b) when all necessary regulatory approvals shall have been obtained, when the Company's Common Stock shall have been issued and exchanged in accordance with the terms of the Plan of Exchange as proposed in the Application and the Registration Statement, and when the Certificate of Exchange shall have been filed by the Department of State of the State of New York or become effective as may be specified in the Certificate of Exchange, (i) all laws of the State of New York applicable to the transactions contemplated in the Application will have been complied with; (ii) the Company's Common Stock will be legally issued, fully paid and non-assessable, and the holders thereof will be entitled to the rights appertaining thereto set forth in the Company's Certificate of Incorporation, as amended from time to time;
     (iii) the Company will legally acquire GenSub's and NYSEG's Common Stock; and (iv) the consummation of the transactions proposed in the Application will not violate the legal rights of the holders of any securities issued by the Company, NYSEG or any associate company thereof.

          The opinion expressed herein is limited to the laws of the State of New York and to applicable United States federal law and we express no opinion as to the laws of any other jurisdiction.

          We hereby consent to the filing of this opinion as Exhibit F-1 to the Application.

                                   Very truly yours,


                                   Huber Lawrence & Abell